SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

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Check the appropriate box:

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         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
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[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       SIMMONS FIRST NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14- 6(i)(1) and 0-11.

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         3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee if offset as provided by the Exchange
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


                       SIMMONS FIRST NATIONAL CORPORATION


March 20, 2000




Dear Shareholder:

It is our pleasure to enclose the 1999 Annual Report for your Corporation. This year marked our 96th year of service to our customers and the communities we represent. Despite the distractions of Y2K, our associates excelled in the delivery of quality customer service, which is the cornerstone of our community banking philosophy. We hope you will find the reading of this report another pleasing experience.

Our Annual Shareholders' Meeting will be held on the evening of Tuesday, April 25, 2000, at the Pine Bluff Convention Center. As is our custom, you and your spouse, or guest, are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at 7:45 p.m.

Your dinner reservation form is included on your proxy, which is also enclosed with our proxy statement and a return envelope for your convenience. Please read the proxy statement and return your proxy and dinner reservation promptly.

We thank you again for your support, and we look forward to seeing you on April 25.

Sincerely,




/s/ J. Thomas May

J. Thomas May
Chairman, President and
Chief Executive Officer

JTM/re
enclosure

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, April 25, 2000 for the following purposes:

         1.   To fix at 9 the number of directors to be elected at the meeting;

         2. To elect 9 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified;

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on February 17, 2000, will be entitled to vote at the meeting.


BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush





John L. Rush, Secretary
Pine Bluff, Arkansas
March 20, 2000

                         ANNUAL MEETING OF SHAREHOLDERS

                       SIMMONS FIRST NATIONAL CORPORATION
                                 P. O. Box 7009
                           Pine Bluff, Arkansas 71611

                                 PROXY STATEMENT

                      Meeting to be held on April 25, 2000

         Proxy and Proxy Statement furnished on or about March 20, 2000

     The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the "Company") for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 25, 2000, at 7:45 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice.

                              REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

                        COSTS AND METHOD OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     At the meeting, holders of the $1.00 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 17, 2000. On that date, the Company had outstanding 7,319,475 shares of the Common Stock; 1,121,225 of such shares were held by Simmons First Trust Company ("SFTC"), a wholly owned subsidiary of Simmons First National Bank ("Bank"), in a fiduciary capacity, of which 76,815 shares will not be voted at the meeting. Hence, 7,242,660 shares will be deemed outstanding and entitled to vote at the meeting.

     All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a stockholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by SFTC.

     With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

     An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

     In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.



Name and Address of  Beneficial Owner                  Shares Owned Beneficially(1)          Percent of Class

Simmons First National Corporation
     Employee Stock Ownership Trust                 468,463(2)                          6.40%
     501 Main Street
     Pine Bluff, AR 71601
Barry L. Crow(3)                                     24,583                             *
J. Thomas May(4)                                     95,889                             1.30%
John L. Rush(5)                                      21,978                             *
James P. Powell(6)                                   13,218                             *
All directors and officers as a group (14 persons)  376,447                             5.09%
_________________________

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     2 The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock pursuant to a Plan under the terms of which the Executive Compensation and Retirement Committee directs the trustees of the Trust concerning when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the beneficiaries of the Trust, who are all employees or former employees of the Company and its subsidiaries.

     3 Mr. Crow owned of record 2,774 shares; 10,280 shares were held in his fully vested account in the ESOP, 1,229 shares were held in a trust created by his wife, 300 shares were held in his wife's IRA and 10,000 shares were deemed held through exercisable incentive stock options.

     4 Mr. May owned of record 32,847 shares; 85 shares were owned by his wife; 80 shares were owned by his stepchildren; 5,877 shares were held in his fully vested account in the ESOP; and 57,000 shares were deemed held through exercisable stock options.

     5 Mr. Rush owned of record 6,276 shares; 7,052 shares were held in his fully vested account in the ESOP and 8,650 shares were deemed held through exercisable incentive stock options.

     6 Mr. Powell owned of record 4,003 shares; 75 shares were held jointly with his wife; 415 shares were held by his wife; 6,905 shares were held in his fully vested account in the ESOP and 1,820 shares were deemed held through exercisable incentive stock options.


                              ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at nine (9) and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 25, 2000, or such other date upon which a successor is duly elected and qualified.

     The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

     The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:


                                     Principal                Director          Shares           Percent
Name                       Age      Occupation(1)               Since           Owned(2)        of Class

W. E. Ayres                69       Retired, formerly         1977             55,403(3)         *
                                    Chairman of the
                                    Company and the Bank

Lara F. Hutt, III          64       President, Hutt           1995(4)          37,254(5)         *
                                    Building Material
                                    Company, Inc.

George Makris, Jr.         43       President, M. K.          1997             12,983(6)         *
                                    Distributors, Inc.
                                    (Beverage Distributor)

J. Thomas May              53       Chairman, President       1987             95,889(7)         1.30%
                                    and Chief Executive
                                    Officer of  the Company;
                                    Chairman and Chief
                                    Executive Officer of
                                    the Bank

David R. Perdue            65       Vice President, JDR, Inc. 1976             19,500(8)         *
                                    (Investments)

Harry L. Ryburn            64       Orthodontist              1976             1,236(9)          *

Donald W. Stone            69       Retired, formerly         1977             62,567(10)        *
                                    Chairman, Simmons
                                    First Bank of  Jonesboro






Henry F. Trotter, Jr.      62       President, Trotter        1995(11)         22,852(12)        *
                                    Ford, Inc. and President,
                                    Trotter Auto, Inc.

Jerry W. Watkins           68       Retired President,        1999              2,081            *
                                    ODECO (Offshore Oil
                                    drilling); Former General
                                    Counsel and Executive
                                    Vice President Murphy Oil Corp.
------------------



     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 All persons have been engaged in the occupation listed for at least five years.

     2 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     3 Mr. Ayres owned of record 14,289 shares; 606 shares were owned jointly with his wife; 8,508 shares were owned by his wife; 22,000 were owned by a family limited partnership in which Mr. Ayres and his wife are general partners; and 10,000 were held in a trust in which Mr. Ayres is trustee and residuary beneficiary .

     4 Prior to his election in 1995, Mr. Hutt had served as a director of the Company from 1976 through 1992. He has served continuously since 1976 as a director of the Bank.

     5 Mr. Hutt owned of record 30,354 shares; and 6,900 shares were owned by his wife.

     6 Mr. Makris owned of record 3,600 shares; 1,405 shares were held as custodian for his minor children; 1,150 shares were held in his wife's Individual Retirement Account, 3,643 shares are held in the M-K Distributors, Profit Sharing Trust of which Mr. Makris is a trustee with shared dispositive and voting power and 3,185 shares were held in a trust under which Mr. Makris is trustee and has sole voting power.

     7 Mr. May owned of record 32,847 shares; 85 shares were owned by his wife; 80 shares were owned by his stepchildren; 5,877 shares were held in his fully vested account in the ESOP; and 57,000 shares were deemed held through exercisable stock options.

     8 Mr. Perdue owned of record 17,685 shares; and 1,815 shares were owned by his wife.

     9 Dr. Ryburn and his wife are general partners in a family limited partnership pursuant to which 1,236 shares held by the partnership are attributable to Dr. Ryburn.


     10 Mr. Stone owned of record 20,400 shares; 33,627 shares were owned by his wife; and 8,540 were owned by an estate of which Mr. Stone is the executor and beneficiary.

     11 Prior to his election in 1995, Mr. Trotter had served as a director of the Company from 1973 through 1992.

     12 Mr. Trotter owned of record 14,332 shares; and 8,520 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.


Committees and Related Matters

     Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     During 1999, the Audit and Security Committee was composed of David Perdue, Lara F. Hutt, III, Adam B. Robinson, Jr. (Director of Simmons First National
Bank), Mary Pringos (Director of Simmons First National Bank), Beverly Morrow (Director of Simmons First National Bank) and George Makris, Jr. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 1999, this Committee met 12 times.

     The Executive Compensation and Retirement Committee,  which was composed of
W. E. Ayres, C. Ramon Greenwood (non-voting Advisory Director), Harry L. Ryburn, Jerry Watkins, Henry F. Trotter, Jr., Adam B. Robinson, Sr. (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director) during 1999, fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 1999, the Executive Compensation and Retirement Committee met 5 times.

     The Board of Directors of the Company met 12 times during 1999, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.

Certain Transactions

     From time to time the Bank, Simmons First Bank of Russellville, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Searcy, Simmons First Bank of Dumas, Simmons First Bank of Northwest Arkansas and Simmons First Bank of El Dorado, N.A., banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, employees and members of their immediate families, and from time to time directors, officers and employees and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation

     The Directors of the Company are paid a monthly retainer of $300 and $100 for attending each meeting of the Board and committees.

                             EXECUTIVE COMPENSATION

     The tables below set forth the compensation for 1997, 1998 and 1999 of the Chief Executive Officer and the three highest paid executive officers of the Company, being the only executives whose total cash compensation exceeded $100,000 during 1999.


                                                                  Summary Compensation Table
                                                                                               Long Term
                              Annual Compensation                                             Compensation
                  ------------------------------------------          -----------------------------------------------------
                                    Other





                                                     Annual            Restricted       Securities        All Other
Name and                                             Compen-           Stock            Underlying        Compen-
Principal                                            sation(2)         Awards(3)        Options/          sation(4)
Position          Year     Salary($)   Bonus($)1     ($)               ($)              SARs (#)          ($)

J. Thomas May,    1999     $308,000   $60,000        $ 9,500           $  94,500              0           $96,802
Chief Executive   1998     $275,000   $65,871        $ 9,700           $ 137,250              0           $57,698
Officer           1997     $275,000   $55,739        $ 9,600           $  79,875         45,000           $69,534

Barry L. Crow,    1999     $128,982   $31,500        $     0           $       0          1,500           $11,229
Executive Vice    1998     $125,225   $30,402        $     0           $       0          1,000           $10,930
President         1997     $121,578   $27,869        $     0           $       0              0           $10,347

John L. Rush,     1999     $112,658   $24,500        $ 9,500           $       0            250           $ 9,963
Secretary         1998     $109,377   $23,308        $ 9,700           $       0          1,000           $ 9,447
                  1997     $106,191   $21,282        $ 9,500           $       0              0           $ 8,995

James P. Powell,  1999     $ 91,961   $21,500        $     0           $       0            800           $ 8,300
Senior Vice       1998     $ 89,283   $20,268        $     0           $       0          1,000           $ 7,824
President         1997     $ 86,683   $18,749        $     0           $       0              0           $ 7,436
& Auditor
--------------------

     1 These amounts are earned and paid pursuant to the Simmons First
National Corporation Incentive Compensation Program, which is described in the Compensation Committee Report on Executive Compensation.

     2 Fees paid to Directors and the Secretary for attendance at meetings of the Board of Directors of the Company and its subsidiaries.

     3 On May 19, 1999, May 19, 1998 and May 29, 1997, Mr. May was awarded separate grants of 3,000 shares of restricted stock for purchase at $1.00 per share. The aggregate value of each grant of the restricted stock (net of the purchase price) as of December 31, 1999 was $ 72,000. The restricted shares in each grant vest over three (3) years with an aggregate of 750 shares vested after 1 year, 1,500 shares vested after 2 years and 3,000 shares vested after 3 years. The Corporation will pay dividends on the restricted shares at the same rate as all other outstanding shares of Class A Common Stock of the Corporation.


     4 For 1999, this category includes for Mr. May contribution to the ESOP, $8,737, the Company's matching contribution to the Section 401(k) Plan, $2,000, the accrual to his deferred compensation agreement, $85,105 and life insurance premiums, $960; for Mr. Crow contribution to the ESOP, $8,737, the Company's matching contribution to the Section 401(k) Plan, $2,000, and life insurance premiums, $492; for Mr. Rush contribution to the ESOP, $7,796, the Company's matching contribution to the Section 401(k) Plan, $1,785, and life insurance premiums, $382; for Mr. Powell contribution to the ESOP, $6,468, the Company's matching contribution to the Section 401(k) Plan, $1,481, and life insurance premiums, $351. For 1998, this category includes for Mr. May contribution to the ESOP, $8,447, the Company's matching contribution to the Section 401(k) Plan, $2,000, the accrual to his deferred compensation agreement, $46,211 and life insurance premiums, $1,040; for Mr. Crow contribution to the ESOP, $8,419, the Company's matching contribution to the Section 401(k) Plan, $1,993, and life insurance premiums, $518; for Mr. Rush contribution to the ESOP, $7,273, the Company's matching contribution to the Section 401(k) Plan, $1,722, and life insurance premiums, $452; for Mr. Powell contribution to the ESOP, $6,027, the Company's matching contribution to the Section 401(k) Plan, $1,427, and life insurance premiums, $370. For 1997, this category includes for Mr. May contribution to the ESOP, $8,142, the Company's matching contribution to the
Section 401(k) Plan, $2,000, the accrual to his deferred compensation agreement, $58,312 and life insurance premiums, $1,080; for Mr. Crow contribution to the ESOP, $7,887, the Company's matching contribution to the Section 401(k) Plan, $1,937, and life insurance premiums, $523; for Mr. Rush contribution to the ESOP, $6,854, the Company's matching contribution to the Section 401(k) Plan, $1,684, and life insurance premiums, $457; for Mr. Powell contribution to the ESOP, $5,670, the Company's matching contribution to the Section 401(k) Plan, $1,393, and life insurance premiums, $373. Certain additional personal benefits, including club memberships, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.


Deferred Compensation and Change in Control Arrangements

     One of the individuals named above, J. Thomas May, is a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, agrees to pay to Mr. May, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to him by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later.

     Further, the deferred compensation agreement provides that, in the event of a change of control of the Company and the subsequent separation from service of Mr. May, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if Mr. May has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If at such time he has not attained age 60, Mr. May will be entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.

Option/SAR Grants During the 1999 Fiscal Year

     The following table provides information on option/SAR grants to the named executive officers during 1999.

                                                       Option/SAR Grants in Last Fiscal Year


                                    Individual Grants                                   Potential Realized
                      Number of                                                         Value at Assumed
                      Securities    % of Total                                          Annual Rates of
                      Underlying    Options          Exercise                           Stock Price
                      Options/      Granted to       or Base                            Appreciation For
                      SARs          Employees        Price             Expiration       the Option Term
Name                  Granted (#)   Fiscal Year      ($/Sh)            Date             5%($)(1)10%($)1
---------------------------------------------------------------------------------------------------------------------

J. Thomas May           0              0%            $   0.00          --------       --------    --------

Barry L. Crow         100           0.37%            $32.0000           3/24/04       $  4,084    $  5,154
                      100           0.37%            $32.0000           3/24/05       $  4,288    $  5,669
                      100           0.37%            $32.0000           3/24/06       $  4,503    $  6,236
                      100           0.37%            $32.0000           3/24/07       $  4,728    $  6,859
                      100           0.37%            $32.0000           3/24/08       $  4,964    $  7,545
                      200           0.74%            $24.4375          12/27/04       $  6,238    $  7,781
                      200           0.74%            $24.4375          12/27/05       $  6,550    $  8,659
                      200           0.74%            $24.4375          12/27/06       $  6,877    $  9,524
                      200           0.74%            $24.4375          12/27/07       $  7,221    $ 10,477
                      200           0.74%            $24.4375          12/27/08       $  7,582    $ 11,524

John L. Rush          250           0.92%            $32.0000           3/24/04       $ 10,210    $ 12,884

James P. Powell        60           0.22%            $32.0000           3/24/04       $  2,450    $  3,092
                       60           0.22%            $32.0000           3/24/05       $  2,573    $  3,401
                       60           0.22%            $32.0000           3/24/06       $  2,702    $  3,742
                       60           0.22%            $32.0000           3/24/07       $  2,837    $  4,116
                       60           0.22%            $32.0000           3/24/08       $  2,979    $  4,527
                      100           0.37%            $24.4375          12/27/04       $  3,119    $  3,936


                      100           0.37%            $24.4375          12/27/05       $  3,275    $  4,329
                      100           0.37%            $24.4375          12/27/06       $  3,439    $  4,732
                      100           0.37%            $24.4375          12/27/07       $  3,611    $  5,238
                      100           0.37%            $24.4375          12/27/08       $  3,791    $  5,762
------------------


     1 The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.



Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 1999.


                                          Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End
                                                                     Option/SAR Values



                           Shares                   Number of Securities Underlying           Value of Unexercised
                           Acquired     Value       Unexercised Options at FY-End             In-the-Money Options
                           on Exercise  Realized    Options at FY-End (#)                     at FY-End ($)1
Name                       (#)          ($)         Exercisable/ Unexercisable                Exercisable/ Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
J. Thomas May              3,000          $74,312       55,500 / 18,000                         $ 266,813/ $     0
Barry L. Crow              1,500          $38,150        9,700 /  2,400                         $ 61,513 / $   450
John L. Rush               1,200          $28,650        8,450 /  1,200                         $ 57,400 / $     0
James P. Powell                0          $     0        1,460 /  1,840                         $    906 / $ 1,075
--------------------

     1 The Value Realized is computed using the exercise price upon exercise of the respective options. The Value of Unexercised In-the-Money Options at FY-End is computed using $25.00, the closing price on December 31, 1999.


Performance Graph

     The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1994.

Note: The results shown on the graph below is not indicative of future price performance.


                           1994       1995         1996         1997         1998         1999
----------------------------------------------------------------------------------------------
SFNC                       $100       $135         $184         $298         $261         $180
NASDAQ Bank Index          $100       $149         $197         $329         $319         $314
S&P 500 Index              $100        $138        $169         $226         $290         $351


Compensation Committee Interlocks and Insider Participation

     During 1999, the Executive Compensation and Retirement Committee was composed of W. E. Ayres, C. Ramon Greenwood (non-voting Advisory Director), Henry F. Trotter, Harry L. Ryburn, Jerry Watkins, Adam B. Robinson, Sr. (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). None of these individuals were employed as officers or employees of the Company during 1999. Prior to retirement in 1983 and 1995, respectively, Louis L. Ramsay, Jr. and W. E. Ayres were previously employed by the Company in various capacities, including Chief Executive Officer.

Compensation Committee Report on Executive Compensation

     The Executive Compensation and Retirement Committee issued the following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

General Compensation Guidelines for Executive Officers

     The Company utilizes a unitary compensation structure for its executive officers and the executive officers of its subsidiaries. The compensation program consists of four elements: Salary, Incentive Compensation, Stock Related Compensation, and Retirement Compensation.

     The Company, after consultation with a compensation consultant, has established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company targets the midpoint of the market salary range for each job grade, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties.

     The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers (thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the incentive program for a fiscal year only if (1) the Company satisfied an applicable threshold, (2) the entity employing the executive satisfied an applicable threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

     Stock related compensation may consist of incentive stock options, nonqualified options (with or without stock appreciation rights) or restricted shares of the Company's stock. The Company maintains an incentive stock option plan and an executive stock incentive plan for additional incentive compensation to certain executive officers. The plans provide an incentive for the participating executive officers to enhance the long term financial performance of the

Company and the value of the Common Stock. Participation under these plans has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

     The Company also maintains an Employee Stock Ownership Plan and a Section 401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers.

Bases for the Chief Executive Officer's Compensation

     The compensation of the chief executive officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors. The committee and the Board examine the annual market analysis provided by the compensation consultant retained by the Company prior to setting his compensation. The committee emphasizes incentive compensation for the chief executive officer, through the incentive compensation program and stock related compensation. In analyzing the compensation of the chief executive officer, the committee evaluates his performance in managing the operations as well as the financial results of operations of the Company. Among the criteria examined are internal management and leadership, revenue growth, expense control, net earnings, market share, acquisition and expansion activities and other factors deemed material to the job performance of the chief executive officer.

     The chief executive officer was allocated 650 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company met its performance threshold for 1999. Based upon the 1999 performance of the Company and the Bank, the incentive compensation earned by the chief executive officer under this Program was $60,000.

     The chief executive officer did not receive any stock option grants during 1999. However, he did receive a restricted stock grant of 3,000 shares. This was the third grant of restricted stock in as many years. In 1997 the Company adopted the executive stock incentive plan which made available 15,000 shares of the Company's stock for issuance as grants of restricted shares. Shortly after the establishment of the plan the Board of Directors expressed its intention to grant these restricted shares to the chief executive officer over the next five years based primarily upon the past performance of the Company under his leadership but also to provide an additional incentive for him to remain in his current position and to enhance the future performance of the Company.

     In addition, Simmons First National Bank maintains a deferred compensation agreement for the chief executive officer, as a supplement to the retirement benefits available under the other plans. This agreement provides for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the chief executive officer.

                  EXECUTIVE COMPENSATION & RETIREMENT COMMITTEE

Harry L. Ryburn, Chairman    Louis L. Ramsay, Jr.         C. Ramon Greenwood
Adam B. Robinson, Sr.        Henry F. Trotter, Jr.        W. E. Ayres
Jerry Watkins

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal year, provided to the Company by such person, the Company has identified the following person who failed to timely file the required statements during the preceding fiscal year:
Robert Fehlman reported in his Form 5 for 1999 one purchase through his wife's IRA which should have been reported on a Form 4 for February, 1999.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Baird, Kurtz & Dobson served as the Company's auditors in 1999 and has been selected to serve in 2000. Representatives of Baird, Kurtz & Dobson are expected to be present at the shareholders meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     The annual report of the Company and its subsidiaries for the year ended December 31, 1999, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

     Upon written request by any shareholder addressed to Mr. John L. Rush, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas, 71611, a copy of the Company's annual report for 1999 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.

                        PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2001 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 23, 2000. Shareholders who intend to present a proposal at the 2001 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 3, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

     Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush



John L. Rush, Secretary
Pine Bluff, Arkansas
March 20, 2000

                                   APPENDIX A

                           SIMMONS FIRST NATIONAL CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2000

The undersigned hereby constitutes and appoints William C. Bridgforth, Brenda B. Gullett and Eugene Hunt, as Proxies, each with the power of substitution, to represent and vote as designated on this proxy card all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 17, 2000, at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 2000, and any adjournment thereof.

This  proxy,  when  properly  executed,   will  be  voted  as  directed.  IF  NO
DIRECTION,IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                 (Continued, and to be signed on the other side)

                                  PROXY BALLOT

                       SIMMONS FIRST NATIONAL CORPORATION

                                 April 25, 2000


(1)      PROPOSAL TO FIX NUMBER OF DIRECTORS AT NINE.

         ___  FOR     _____  AGAINST    _____  ABSTAIN

(2)      ELECTION OF DIRECTORS: (mark only one box)

         ____ FOR ALL NOMINEES

         ____ WITHHOLD AUTHORITY FOR ALL NOMINEES

         ____ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through

W. E. Ayres                George A. Makris, Jr.       Dr. Harry L. Ryburn
Ben V. Floriani            J. Thomas May               Donald W. Stone
David R. Perdue            Henry F. Trotter, Jr.       Jerry W. Watkins


(3) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned acknowledge receipt of this ballot, Notice of Annual Meeting, Proxy Statement and Annual Report.


---------------------------------                        -----------

---------------------------------                        ----------
Signature(s) of Shareholders(s)                          Date

IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.

See the reverse side for additional proxy information.

                       SIMMONS FIRST NATIONAL CORPORATION

                              PINE BLUFF, ARKANSAS

                             DINNER RESERVATION CARD


Please make reservations for the shareholder's dinner on April 25, 2000, at 6:30 p.m., at the Pine Bluff Convention Center Banquet Hall.


 _______________  I will attend.


_______________ A guest and I will attend.


_______________ I will not attend.